UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 14, 2009

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreement with Former Chief Financial Officer

In connection with the previously announced termination of employment of Tim. T. Hart, our former Vice President, Chief Financial Officer, Treasurer and Secretary of Maxwell Technologies, Inc. (the “Company”) on March 26, 2009, the Company has entered into a Separation Agreement and General Release Of All Claims (the “Agreement”) with Mr. Hart, effective May 14, 2009.

Pursuant to the terms of the Agreement, the Company will pay to Mr. Hart a cash severance payment equal to $91,131.44, less all applicable withholdings, in one lump sum payment on the Company’s normal payroll date following the effective date of the Agreement. Additionally the Company has agreed to amend Mr. Hart’s stock options to provide for six (6) months of accelerated vesting, as if Mr. Hart’s service had continued with the Company for an additional six (6) months beyond his termination date. The separation agreement also contains certain restrictive covenants, releases and other customary terms and conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David J. Schramm
David J. Schramm
Chief Executive Officer

Date: May 18, 2009